                                                                    EXHIBIT 4.7B

                       LIPMAN ELECTRONIC ENGINEERING LTD.
                       GLOBAL EMPLOYEE STOCK PURCHASE PLAN

     1.     Purpose. The purpose of the Plan is to provide Eligible Employees of the Company and its Designated Subsidiaries with an opportunity to purchase
Ordinary Shares of the Company through accumulated payroll deductions.

     2.     Definitions.

            (a)     "Board" shall mean the Board of Directors of the Company.

            (b)     "Company" shall mean Lipman Electronic Engineering Ltd., a company incorporated under the laws of the State of Israel, and any successor thereto.

            (c)     "Compensation" shall mean the total compensation paid in
cash by the Company or a Designated Subsidiary, including, salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums.
"Compensation" shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items.

            (d)     "Designated Subsidiary" shall mean any Subsidiary which is designated by the Board as such from time to time.

            (e)     "Eligible Employee" shall mean, with respect to an Offering
Period, any Employee on the Enrollment Date who satisfies each of the following criteria:

                    (i)     the Employee does not immediately after the grant,
directly or indirectly, own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary;

                    (ii)    the Employee's customary employment is for twenty
(20) hours or more per week or such lesser number of hours established by the
Board on a uniform and nondiscriminatory basis; and

                    (iii)   the Employee customarily works a minimum of five (5)
months per year, or such lesser number of months established by the Board on a uniform and nondiscriminatory basis.

            If the Board permits any Eligible Employee of the Company or a
Designated Subsidiary to participate in the Plan during an Offering Period, then all Eligible Employees of the Company or that Designated Subsidiary shall also be permitted to participate in the Plan during such Offering Period.

            (f)     "Employee" shall mean any person on the active employment
payroll of the Company or any Designated Subsidiary. Any person classified by the Company or any of its Designated Subsidiaries at the time services are provided as an independent contractor or consultant shall not be eligible to participate in the Plan during the period which he or she is so classified even if later retroactively reclassified as an Employee during all or any part of such period pursuant to applicable law or otherwise. For purposes of the Plan, the employment relationship shall be treated as continuing intact while an
Employee is on sick leave or other leave of absence approved by the Company or a
Designated Subsidiary. Where the period of leave exceeds 90 days and the
Employee's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the
91st day of such leave for the purposes of the Plan.

            (g)     "Enrollment Date" shall mean the first day of each Offering
Period.

            (h)     "Exercise Date" shall mean the last day of each Offering
Period.

            (i)     "Fair Market Value" shall mean, unless otherwise required by applicable law, the fair market value of the Ordinary Shares as determined in good faith by the Board or under procedures established by the Board. Unless otherwise determined by the Board, the Fair Market Value of the Ordinary Shares
as of any given date shall be the closing sale price per share reported on a consolidated basis for securities listed on the principal stock exchange or market on which the Ordinary Shares are traded on the date as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

            (j)     "Offering Period" shall mean the period of approximately 6 months commencing (i) on the first trading day on or after February 15 and terminating on the last trading day on or prior to August 14 and (ii) on the first trading day on or after August 15 and terminating on the last trading day on or prior to February 14. The duration of the Offering Periods may be changed pursuant to Section 5 of the Plan.

            (k)     "Ordinary Shares" shall mean the Ordinary Shares, NIS 1.00 nominal value per share, of the Company.

            (l)     "Plan" shall mean this Lipman Electronic Engineering Ltd.
Global Employee Stock Purchase Plan.

            (m)     "Purchase Price" shall mean the lesser of 85% of the Fair
Market Value of a share of Ordinary Shares on (i) the Enrollment Date or (ii)
the Exercise Date.

            (n)     "Subsidiary" shall mean a corporation of which not less than
50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3.     Available Shares. Subject to adjustment as provided in Section 20, the maximum number of Ordinary Shares that may be sold under the Plan shall not exceed 400,000 shares. Such shares may be either authorized and unissued or held by the Company in its treasury. The Board may cause the Company to purchase previously issued and outstanding Ordinary Shares in order to enable the Company to satisfy its obligations hereunder. Subject to adjustment pursuant to Section 20 or as otherwise determined by the Board prior to the commencement of any Offering Period, the maximum number of Ordinary Shares a participant may purchase during any Offering Period shall not exceed 25,000 shares.

     4.     Eligibility.

            (a)     Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

            (b)     Any provisions of the Plan to the contrary notwithstanding, to the extent required by applicable law, no participant may be granted the right to purchase Ordinary Shares under the Plan if and to the extent that the participant's right to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries would accrue at a rate which exceeds $25,000 in
Fair Market Value (determined at the time of grant) for each calendar year in which such right is outstanding.

     5.     Offering Periods. The Plan shall be implemented by consecutive
Offering Periods. The Board shall have the power to change the duration of
Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering
Period to be affected thereafter.

     6.     Participation.

            (a)     An Eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to the Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

            (b)     Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 11 hereof.

     7.     Payroll Deductions.

            (a)     At the time a participant files his or her subscription
agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation which he or she receives on each pay day during the Offering Period. Such deduction shall be a whole percentage of the participant's Compensation, but not less than 1% or more than 15%.

            (b)     All payroll deductions made for a participant shall be
credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

            (c)     A participant may discontinue his or her participation in
the Plan as provided in Section 11 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. A participant shall make no more than one election to make a participation rate change per Offering Period. The Board may, in its discretion, further limit or expand the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 11 hereof.

            (d)     At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Ordinary Shares issued under the Plan are disposed of, the participant must make adequate provision for the Company's or any Designated Subsidiary's tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Ordinary Shares. At any time, the Company or any Designated Subsidiary may, but shall not be obligated to, withhold from the participant's compensation the amount necessary to meet applicable withholding obligations.

     8.     Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of the Company's Ordinary Shares determined by dividing such Employee's payroll deductions (less any applicable taxes) accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price (subject to any adjustment pursuant to Section 20). Exercise of the option shall occur as provided in Section 9 hereof, unless the participant has withdrawn pursuant to
Section 11 hereof. The Option shall expire on the last day of the Offering
Period.

     9.     Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 11 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares may be purchased under the Plan. Unless the Board determines that any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be credited to the
Participant's account as of the beginning of the next Offering Period, such amounts shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     10.    Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option.

     11.    Withdrawal.

            (a)     A participant may withdraw all but not less than all the
payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the
Company in the form of Exhibit B to the Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

            (b)     A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     12.    Termination of Employment. Upon a participant's ceasing to be an
Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 16 hereof, and such participant's option shall be automatically terminated.

     13.    Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     14.    Stock.

            (a)     The participant shall have no interest or voting right in
shares covered by his or her option until such option has been exercised.

            (b)     Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

     15.    Administration. The Plan shall be administered by the Board or a committee of the Board. All references in the Plan to the Board shall include a committee of the Board if authorized by the Board. Subject to the provisions of the Plan, the Board, acting in its sole and absolute discretion, shall have full power and authority to interpret the provisions of the Plan, to change the time covered by an Offering Period, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Board shall constitute a quorum. The Board may act by the vote of a majority of its members present at a meeting at which there is a quorum or by written consent. The decision of the Board, including questions of construction, interpretation and administration, shall be final, binding and conclusive on all persons. The
Company shall indemnify and hold harmless each member of the Board and any employee or director of the Company or of a Subsidiary who provides assistance or performs services in connection with the administration or interpretation of the Plan against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of

or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or willful misconduct.

     16.    Designation of Beneficiary.

     (a)    A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the
Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the
Plan in the event of such participant's death prior to exercise of the option.

            (b)     Such designation of beneficiary may be changed by the
participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the
Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed
(to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     17.    Transferability. Neither payroll deductions credited to a
participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way other than by will or the laws of descent and distribution. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with
Section 11 hereof.

     18.    Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the
Company shall not be obligated to segregate such payroll deductions.

     19.    Reports. Individual accounts shall be maintained for each
participant in the Plan. Statements of account shall be given to participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     20.    Adjustments Upon Changes in Capitalization, Dissolution,
Liquidation, Merger or Asset Sale.

            (a)     Changes in Capitalization. Subject to any required action by the shareholders of the Company, the maximum number of shares available for sale under this Plan, the maximum number of shares each participant may purchase per
Offering Period, as well as the Purchase Price per share and the number of shares of Ordinary Shares covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Ordinary Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Ordinary Shares, or any other increase or decrease in the number of shares of Ordinary Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.
Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Ordinary Shares subject to an option.

            (b)     Dissolution or Liquidation. In the event of the proposed
dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New
Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten
(10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 11 hereof.

            (c)     Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or
Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a New Exercise Date. The New
Exercise Date shall be before the date of the Company's proposed sale or merger.
The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 11 hereof.

     21.    Amendment or Termination.

     (a)    The Board may at any time and for any reason terminate or amend the
Plan. Except as provided in Section 20 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 20 and Section 21 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval in such a manner and to such a degree as required.

     (b)    Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the
Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a participant in

order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Ordinary Shares for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

     22.    Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S.
Securities Act of 1933, as amended, the U.S. Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     23.    Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the
Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 21 hereof.

                                    EXHIBIT A

                       LIPMAN ELECTRONIC ENGINEERING LTD.
                       GLOBAL EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

_____ Original Application                          Enrollment Date: __________

_____ Change in Payroll Deduction Rate

_____ Change of Beneficiary(ies)

1.       _____________________________________ hereby elects to participate in the Lipman Electronic Engineering Ltd. Global Employee Stock Purchase
         Plan (the "Employee Stock Purchase Plan" or the "Plan") and subscribes to purchase Ordinary Shares of Lipman Electronic Engineering Ltd. in
         accordance with this Subscription Agreement and the Employee Stock
         Purchase Plan.

2.       I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 1 to 15%) during the
         Offering Period in accordance with the Employee Stock Purchase Plan.
         (Please note that no fractional percentages are permitted.)

3.       I understand that said payroll deductions shall be accumulated for the purchase of Ordinary Shares at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.       I have received a copy of the Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Employee Stock Purchase Plan.

5.       Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):___.

6.       I hereby agree to be bound by the terms of the Employee Stock Purchase
         Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

7.       In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the
         Employee Stock Purchase Plan:

                                      A-1

NAME:  (Please print)
                                ------------------------------------------------
                                     (First)         (Middle)      (Last)

-------------------------       ------------------------------------------------
Relationship

                                ------------------------------------------------
                                (Address)

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT
SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
       ------------------       ------------------------------------------------
                                Signature of Employee

                                ------------------------------------------------

                                      A-2

                                    EXHIBIT B

                       LIPMAN ELECTRONIC ENGINEERING LTD.
                       GLOBAL EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

         The undersigned participant in the Offering Period of the Lipman
Electronic Engineering Ltd. Global Employee Stock Purchase Plan which began on
___________, ______ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the
Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period.
The undersigned understands and agrees that his or her option for such Offering
Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new
Subscription Agreement.

                                Name and Address of Participant:

                                ------------------------------------------------

                                ------------------------------------------------

                                ------------------------------------------------

                                Signature:

                                ------------------------------------------------

                                Date:
                                      ------------------------------------------

                                      B-1